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                                                                EXHIBIT 10.8

                               AMENDMENT NO. 1 TO
               AMENDED AND RESTATED BINDING AGREEMENT IN PRINCIPLE

         THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED BINDING AGREEMENT IN PRINCIPLE (this "AMENDMENT") is entered into by and between PRAECIS PHARMACEUTICALS INCORPORATED, a Delaware corporation with its principal place of business at 1 Hampshire Street, Cambridge, Massachusetts 02139-1572 ("Praecis"), and Amgen Inc., a Delaware corporation with its principal place of business at One Amgen Center Drive, Thousand Oaks, California 91320-1789 ("Amgen").

         WHEREAS, the parties have entered into an Amended and Restated Binding Agreement in Principle (the "Agreement") effective as of March 8, 1999 (the "Signing Date"), whereby the parties have entered into a collaboration respecting the research, development and commercialization of certain LHRH antagonist compounds;

         WHEREAS, the parties desire to amend the Agreement with respect to certain terms and conditions relating to ownership of regulatory filings and product licenses relating to LHRH antagonist compounds;

         NOW, THEREFORE, for good and valuable consideration, the parties hereby agree as follows:

         1. AMENDMENT OF SECTION 14d) OF AGREEMENT. Section 14d) of the Agreement is hereby amended and restated in its entirety as follows:

                  "d) OWNERSHIP OF REGULATORY FILINGS AND LICENSES. Initially Praecis shall file and be the owner and party of record sponsoring all regulatory filings (INDs, PLAs, BLAs, ELAs and NDAs or other equivalent filings) and product licenses with respect to Licensed Products for the prostate cancer and endometriosis indications in the Field of Use in the United States. Such ownership and control for the prostate cancer indication shall be immediately transferred and assigned to Amgen upon NDA approval of such indication for any Licensed Product in the United States; PROVIDED, HOWEVER, that at Amgen's option such ownership and control may be transferred before such NDA approval anytime following
         (a) Amgen's completion of its $175 MM funding obligation, and upon any material delay, as determined by Amgen, in the filing or approval of the NDA for prostate cancer (by way of example and not of limitation, a requirement by the FDA that an additional study be completed as a condition to NDA filing or approval), (b) January 15, 2001, if the NDA filing for prostate cancer has not been made prior to such date, or (c) January 1, 2002. In case of any of (a), (b) or (c), such option shall be exercised by Amgen providing Praecis with written notice no less than sixty (60) days prior to the specified date of transfer. Such ownership and control for the endometriosis indication shall be immediately transferred and assigned to Amgen upon the earlier of (1) NDA approval of the first indication for any Licensed Product in the United States or (2) September 1, 2000. For each of prostate cancer and endometriosis, each party shall


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         permit the other party to cross reference its INDs as necessary consistent with final decision making authority in subsection c) above. Amgen will file INDs for all indications other than prostate and endometriosis and Praecis shall permit Amgen to cross reference Praecis' INDs as necessary consistent with final decision making authority in subsection c) above. Each party shall inform, cooperate with and assist the other with respect to all material communications to or from regulatory authorities and both parties shall have the right to attend all FDA meetings and participate in all telephone calls with the FDA. Amgen and Praecis will have equal and complete access to the ongoing clinical trial databases for prostate cancer and endometriosis. For each clinical trial the parties will establish a corresponding master database for the data. When Amgen obtains final decision making authority for an indication, master databases for such indication shall be transferred by Praecis to Amgen. Outside the United States, Amgen shall have ownership and control of all regulatory filings and licenses in the Licensed Territory."

         2. EFFECT OF AMENDMENT. The Agreement shall remain in full force and effect in accordance with its terms, as such terms are expressly amended by this Amendment.

         3. DEFINITIONS. Capitalized terms not otherwise defined herein shall have their respective meanings in the Agreement.

         4. GOVERNING LAW. This Amendment shall be governed by the laws of the State of California, without reference to the conflicts of law principles thereof.


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         IN WITNESS WHEREOF, duly authorized representatives of the parties have duly executed this Amendment as of the Signing Date.

PRAECIS PHARMACEUTICALS INCORPORATED

By:      /s/  Marc A. Silver
      ---------------------------------------
Name:    Marc A. Silver
Title:   Vice President, Corporate Development

AMGEN INC.

By:      /s/ Fabrizio Bonanni
      -----------------------------------------
Name:    Fabrizio Bonanni
Title:   Senior Vice President, Quality and Compliance